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                                                                 EXHIBIT (4)(b)

[LOGO OF AIGLIFE]              AIG Life Insurance Company
                               Wilmington, Delaware 19801
                               A capital stock company

This Immediate Annuity Contract is issued by AIG Life Insurance Company (We, Us, Our) to the Owner(s) (You, Your) named on the Contract Schedule in consideration of the payment of the single Premium. We will make annuity payments to the Annuitant, and Joint Annuitant, if any, as set forth in this Contract Schedule beginning on the Annuity Date.

READ YOUR CONTRACT CAREFULLY

RIGHT TO EXAMINE THIS CONTRACT

If, after reading the Annuity Contract, You are not satisfied for any reason, the Annuity Contract may be returned within [ten (10)] days after it has been received. It can be mailed or delivered to Us at Our Administrative Office. As of the return date We will promptly refund any Premium which has been received in consideration for said Annuity Contract, less any payments which may have been made, and the Annuity Contract will be void.

This Contract is a Legal contract between the Contract Holder and Us.

This Contract is governed by the laws of [Texas].

           /s/ [ILLEGIBLE]                         /s/ [ILLEGIBLE]
--------------------------------------  --------------------------------------
              Secretary                               President

                          IMMEDIATE ANNUITY CONTRACT
                               NON-PARTICIPATING

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                               TABLE OF CONTENTS

CONTRACT SCHEDULE.......................................................... 3

DEFINITIONS................................................................ 4

PREMIUM PAYMENT............................................................ 5

DEATH PRIOR TO ANNUITY DATE................................................ 5

BENEFICIARIES.............................................................. 5

PAYMENT OF ANNUITY BENEFITS................................................ 5

FACILITY OF PAYMENT........................................................ 5

ASSIGNMENT................................................................. 6

INFORMATION WE REQUIRE..................................................... 6

EVIDENCE OF SURVIVAL....................................................... 6

MISSTATEMENTS.............................................................. 6

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                               CONTRACT SCHEDULE

 CONTRACT NUMBER:                         1001
 OWNER:                                   John Doe
 CONTRACT DATE:                           November 1, 2000
 INCOME START DATE:                       January 1, 2001
 ANNUITANT:                               John Doe
 DATE OF BIRTH:                           January 1, 1946
 [SEX:                                    Male]
 [JOINT ANNUITANT:                        Jane Doe]
 [DATE OF BIRTH:                          January 1, 1947]
 [SEX:                                    Female]
 [SINGLE PURCHASE PAYMENT:                $250,000.00]

MORTALITY AND EXPENSE RISK CHARGE: Equal to an annual basis of [0.52% ] of the average daily net assets of the Separate Account.

[SALES LOAD: [not more than 4%] of Single Purchase Payment.]

TRANSFER FEE: [$10.00] However, we will not make a charge for the first [12] transfers in any Contract Year.

[CANCELLATION FEE: A charge of [not more than $100 ] for a cancellation.]

[PARTIAL WITHDRAWAL CHARGE: a charge of [not more than $200] for a partial withdrawal.]

                              INVESTMENT OPTIONS

[EQUITY INDEX]                           [MONEY MARKET]
[HIGH YIELD BOND]                        [DIVERSIFIED VALUE]
[INTERNATIONAL PORTFOLIO]                [SMALL COMPANY GROWTH]
[MID-CAP INDEX]

                                ANNUITY INCOME

ANNUITY INCOME OPTION: [Life Annuity]
FREQUENCY OF ANNUITY INCOME: [Monthly]
[GUARANTEEPERIOD:]
[REDUCED ANNUITY PERCENTAGE TO JOINT ANNUITANT AFTER DEATH OF ANNUITANT:__%] INITIAL PERCENTAGE ALLOCATION OF PURCHASE PAYMENT TO PROVIDE:
FixedAnnuity Income: [  %] Variable Annuity Income: [  %]
[FIXED ANNUITY INCOME AMOUNT ON INCOME START DATE: $______]
[ESTIMATED VARIABLE ANNUITY INCOME AMOUNT ON INCOME START DATE: $______] ASSUMEDINVESTMENT RETURN: [not greater than 5%] PER ANNUM
INCOMECHANGE DATES: [January 1 and July 1]

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                                  DEFINITIONS

In addition to the other definitions set forth in this Contract, the following terms shall have their respective meanings as set forth below. In addition, the masculine form of any term shall be construed as including the feminine form of that term.

Administrative Office means Our service center to which You should direct all requests, instructions and other communications. Our Administrative Office is located at [Vanguard Annuity and Insurance Services, P. O. Box 1105, Valley Forge, PA 19482-1105].

Annuitant means the person or persons designated in the Contract Schedule to receive an Annuity Benefit under this Contract and on whose life the amount of the Annuity Benefit is determined.

Annuity Benefit means the periodic payment made to a Payee, in accordance with this Contract. The amount of the periodic payment is set forth in the Contract Schedule.

Annuity Contract Date is the date that Premium is remitted for the purchase of an Annuity Benefit and the date that the Annuity Contract becomes effective, as shown in the Contract Schedule.

Annuity Date means the date on which the first Annuity Benefit payment will be made to a Payee.

Application means the form used to record data given to Us for the purpose of purchasing an Annuity Benefit under this Contract.

Beneficiary means the person named to receive any remaining benefits payable after the later of the date of death of the Annuitant or Survivor, if any.

Home Office is Our office at [600 King Street, Wilmington, Delaware 19801].

Non-Participating means this Contract does not participate in Our divisible surplus. No dividends are payable.

Owner(s) is the person or persons shown as Owner(s) in the Contract Schedule.

Payee means any person receiving a benefit under an Annuity Contract.

Premium means the amount We receive to purchase an Annuity Benefit.

Premium Tax means any taxes assessed by a governmental entity on premiums paid to purchase an insurance contract that will provide annuity payments.

Survivor means the person designated on a Life and Survivor Annuity to receive the Survivor benefit, if still living after the death of the Annuitant.

Type Of Annuity means the type of annuity specified in the Application Form and described in the Contract Schedule.

Written Notice means information given in written form either by the Owner, the Annuitant, or Us. If given by the Owner or the Annuitant, such Written Notice must be signed and be in a form which is satisfactory to Us.

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                                PREMIUM PAYMENT

Your Premium Payment is shown on the Contract Schedule. The Premium, reduced by any applicable state premium taxes and expenses, is used to purchase the selected Annuity Benefit, to commence on the indicated Annuity Date. We will only be liable for those Annuity Benefits for which the appropriate Premium has been duly received.

                          DEATH PRIOR TO ANNUITY DATE

If neither the Annuitant nor the Survivor, if any, is alive on the Annuity Date, a refund with respect to the Annuity Contract will be payable to You or , if You are not living, to Your estate. The refund will be equal to the Premium paid in consideration for the Annuity Contract less any payments which have been made, and shall be payable once We receive a notification of death acceptable to Us.

In the event an Annuitant dies after the Annuity Date, any remaining Annuity Benefit will be paid in accordance with the terms of this Annuity Contract. We may require a death certificate, physician's written statement certifying the death of the Annuitant or Joint Annuitant, if any, or any other reasonable evidence to constitute proof of death. Any death benefit paid by Us in good faith in accordance with the terms of this Annuity Contract shall, to the extent of such death benefit, fully discharge Us from any further liability.

                                 BENEFICIARIES

Unless the Beneficiaries have been designated as irrevocable, the Beneficiaries may be changed at any time by submitting a written notice to Us. Prior to the Annuity Date You may name the Beneficiaries. After that date the Annuitant may name or change the Beneficiaries. If a Beneficiary has been designated as irrevocable, the Beneficiary's consent is needed for a change of Beneficiary. A change of Beneficiary will take effect as of the date the written notice is signed. However, the change will not affect any Annuity Benefit paid or action taken before the change is recorded at Our Administrative Office. If the Annuitant dies and there is no living Survivor, any death benefit will first be payable to the most recently designated primary Beneficiary, and if such Beneficiary is deceased, then to the most recently designated secondary Beneficiary. If no Beneficiary is named or if no named Beneficiary survives the Annuitant, any death benefit will be payable to the Annuitant's estate.

                          PAYMENT OF ANNUITY BENEFITS

The amount of the Annuity Benefit will be paid periodically to the Annuitant, in the frequency shown on the Contract Schedule page, beginning on the Annuity Date, in accordance with the Type Of Annuity selected on the Application. However, if such periodic Annuity Benefit is less than $50, We shall have the right at any time to pay such Annuity Benefit less frequently, in advance, but in no event less frequently than annually.

                              FACILITY OF PAYMENT

If any Payee who is receiving an Annuity Benefit under this Contract is adjudged to be legally, physically or mentally, incapable or incompetent, We may pay such Annuity Benefit to the legal guardian or other legal representative of such person. Any such payment shall constitute a full discharge of Our obligation to the extent thereof.

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                                  ASSIGNMENT

Unless prohibited by the terms of this Annuity Contract or by law, the Payee may assign any or all payments provided under this Annuity Contract. We will not be bound by any assignment of this Annuity Contract unless the assignment is received in writing at Our Administrative Office. We are not responsible for the validity of such assignments. The rights of the Payee and those of any Beneficiary (except an irrevocable Beneficiary) will be subject to the assignment. An assignment will not affect any payments We may make or actions We may take before such assignment has been recorded at Our Administrative Office. Adverse federal income tax consequences may result from an assignment.

                            INFORMATION WE REQUIRE

We may require proof of the age and sex of the Annuitant and the Joint Annuitant, if any, before making any annuity income payments. We have the right to rely and act on such information in the administration of this Annuity Contract. If the age, sex or any other relevant fact has been misstated with respect to a person for whom an Annuity Benefit is measured, an equitable adjustment will be made. In no event shall We be liable for any greater Annuity Benefit with respect to an Annuitant than that which would be payable based on the correct information and the Premium We received for such Annuity Benefit.

                             EVIDENCE OF SURVIVAL

We retain the right to require due proof of any Payee's survival when an Annuity Benefit is contingent upon survival of the Payee. Further, the Payee, for himself, his heirs, and successors represents by negotiation of Our check or bank draft that the Payee is living on the date any Annuity Benefit payment is made.

                                 MISSTATEMENTS

If the term or the amount of any Annuity Benefit provided under this Annuity Contract, issued in accordance with the Contract, is incorrect due to clerical error or due to a misstatement of any fact pertaining to the Annuity Benefit, such Annuity Benefit will be adjusted in accordance with the correct data. Overpayments by Us will be deducted from future payments due the Payee. Underpayments by Us will be paid to the Payee in a lump sum.

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                               [LOGO OF AIGLIFE]
                          AIG LIFE INSURANCE COMPANY
                               [600 KING STREET
                          WILMINGTON, DELAWARE 19801]

                          IMMEDIATE ANNUITY CONTRACT
                               NON-PARTICIPATING

 16EIAN0403